UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007

TM ENTERTAINMENT AND MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33746	20-8951489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 East 87th Street, New York, NY	10128
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 289-6942

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1: AUDITED FINANCIAL STATEMENTS

Item 8.01. Other Events.
     On October 23, 2007, the initial public offering (“IPO”) of 10,255,000 Units (“Units”) of TM Entertainment and Media, Inc. (the “Company”) was consummated, which included 1,255,000 Units subject to the underwriters’ over-allotment option (the “Option”). Pali Capital Inc., who acted as the representative of the several underwriters for the IPO, has represented that the underwriters will not exercise the balance of Units subject to the Option. Each Unit consists of one share of common stock, $.001 par value per share (“Common Stock”), and one Warrant (“Warrant”) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $82,040,000.
     The Company’s stockholders prior to the IPO agreed to purchase an aggregate of 2,100,000 warrants (the “Insider Warrants”) at a purchase price of $1.00 per warrant (for a total purchase price of $2,100,000) in a private placement (“Private Placement”) that occurred contemporaneously with the consummation of the IPO. All of the proceeds the Company received from the Private Placement were placed in the trust account described below. The Insider Warrants are identical to the warrants underlying the Units except that the Insider Warrants may be exercisable on a cashless basis and will not be redeemable so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that they will not sell or transfer the Insider Warrants (except in certain cases) until the later of October 17, 2008 and 60 days after the consummation of a business combination by the Company.
     A total of $80,978,800 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the public stockholders of the Company. Audited financial statements as of October 23, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01. Financial Statements and Exhibits.
(c)   Exhibits

Exhibit 99.1	Audited Financial Statements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2007	TM Entertainment and Media, Inc.
	By:	/s/ Theodore S. Green
		Name:	Theodore S. Green
Chairman, Co-Chief Executive Officer Interim Chief Financial Officer

3